UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                December 22, 2006

                                DUNE ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                              0-27897                      95-4737507
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State of                              Commission                   IRS Employer
Incorporation                         File Number                  I.D. Number

              3050 Post Oak Blvd., Suite 695, Houston, Texas 77056
              ----------------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (713) 888-0895

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      On December 22, 2006, Dune Energy, Inc. ("we" or the "Company"), pursuant to that certain Purchase and Sale Agreement, dated as of November 14, 2006 (the "Agreement"), by and among the Company (as purchaser) and TransAtlantic Petroleum (USA) Corp., a Colorado corporation ("USA"), and TransAtlantic Petroleum Corp., an Alberta corporation ("TNP") (as sellers), purchased the following assets for consideration of $2 million in cash (subject to certain adjustments as described in the Agreement):

      1. all of USA's rights, title and interests in and to certain lands in St. Charles Parish, Louisiana (including, but not limited to, certain oil, gas and mineral leases) and all wells located on such lands or leases (collectively, the "Oil and Gas Interests"), and all properties, rights and interests incident to the Oil and Gas Interests;

      2. all of USA's rights, title and interest under the Purchase and Exploration Agreement dated as of March 10, 2003, between American Natural Energy Corporation ("ANEC") and USA;

      3. all of the 8% Convertible Secured Debentures, in the aggregate principal amount of $3 million, issued by ANEC, and held by TNP;

      4. all of USA's rights of recovery arising out of American Natural Energy Corporation v. Workstrings, LLC, Superior Energy Services, Inc., and Superior Energy Services, LLC, Cause No. 04-3364, filed in the United States District Court for the Eastern District of Louisiana;

      5. all of USA's rights of recovery against ANEC with respect to the net revenue interest in the Oil and Gas Interests previously conveyed by ANEC to USA to the extent such rights pertain to the period from and after October 1, 2006; and

      6. all of USA's rights of recovery arising out of Teppco Crude Oil, L.P. v. American Natural Energy Corporation, et al., Civil Action No. 06-0809, filed in the United States District Court for the Eastern District of Louisiana to the extent such rights pertain to the period from and after October 1, 2006.

      Pursuant to the Agreement, the Effective Date of the sale of Assets is October 1, 2006.

      We obtained the funds to purchase the Assets from our senior lenders, and the advance of such funds will be treated as a "Bridge Loan" under our Amended and Restated Credit Facility dated September 26, 2006.

      A copy of the Agreement is filed as Exhibit 99.1 hereto and a copy of our press release announcing the acquisition is filed as Exhibit 99.2 hereto.


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

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99.1 Purchase and Sale Agreement, dated as of November 14, 2006, by and among the Company, USA and TNP.

Exhibit 99.2  Press Release Announcing Purchase and Sale


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2006

                                                     DUNE ENERGY, INC.


                                                     By: /s/ Alan Gaines
                                                         -----------------------
                                                         Alan Gaines
                                                         Chief Executive Officer


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